EXECUTION COPY
Exhibit 1.2
PRICING AGREEMENT
February 16, 2011
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
As Representatives of the
several Underwriters named
in Schedule I hereto
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
          Dover Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 16, 2011 (the “Underwriting Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).
          Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement.

          Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.
          Each of the Underwriters agrees that it will not offer or sell any of the Designated Securities in any jurisdiction outside the United States except in circumstances that will result in compliance in all material respects with the applicable laws thereof.
          The Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.
          Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

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          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof for the Company and each of the Representatives plus one counterpart for each counsel, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without representation or warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, DOVER CORPORATION
By:	/s/ Brad M. Cerepak
	Name:	Brad M. Cerepak
	Title:	Vice President and Chief Financial Officer

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Accepted as of the date hereof:
GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:	/s/ Laurie Campbell
	Name:	Laurie Campbell
	Title:	Managing Director

On behalf of the several Underwriters

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SCHEDULE I

	Principal Amount of	Principal Amount of
	4.300% Notes due	5.375% Notes due
	2021 to be	2041 to be
Underwriters	Purchased	Purchased
Goldman, Sachs & Co.	$78,750,000	$61,250,000
J.P. Morgan Securities LLC	78,750,000	61,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	78,750,000	61,250,000
Deutsche Bank Securities Inc.	60,750,000	47,250,000
RBS Securities Inc.	60,750,000	47,250,000
Wells Fargo Securities, LLC	60,750,000	47,250,000
Morgan Stanley & Co. Incorporated	13,500,000	10,500,000
Lazard Capital Markets LLC	9,000,000	7,000,000
Scotia Capital (USA) Inc.	9,000,000	7,000,000

Total	$450,000,000	$350,000,000

SCHEDULE II
Title of Designated Securities:
4.300% Notes due 2021 (the “2021 Notes”); and

5.375% Notes due 2041 (the “2041 Notes” and, together with the 2021 Notes, the “Designated Securities”).
Aggregate principal amount:
In the case of the 2021 Notes, $450,000,000; and

in the case of the 2041 Notes, $350,000,000.
Price to Public:
In the case of the 2021 Notes, 99.942% of the principal amount of the 2021 Notes; and

in the case of the 2041 Notes, 98.634% of the principal amount of the 2041 Notes.
Purchase Price to Underwriters:
In the case of the 2021 Notes, 99.292% of the principal amount of the 2021 Notes; and

in the case of the 2041 Notes, 97.759% of the principal amount of the 2041 Notes.

In the case of the 2021 Notes, the selling concession shall be 0.40% and the reallowance concession shall be 0.25%, in each case of the principal amount of the 2021 Notes; and

in the case of the 2041 Notes, the selling concession shall be 0.50% and the reallowance concession shall be 0.25%, in each case of the principal amount of the 2041 Notes.
Form of Designated Securities:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.
Time of Delivery:
9:00 a.m. (New York City time), or as soon as possible thereafter, on February 22, 2011
Indenture:
Indenture dated February 8, 2001, between the Company and Bank One Trust Company, N.A. (as predecessor to JP Morgan Trust Company National Association, The Bank of New York and The Bank of New York Mellon), as Trustee, as supplemented by the Third

Supplemental Indenture, to be dated February 22, 2011, between the Company and The Bank of New York Mellon (as successor to Bank One Trust Company, N.A., JP Morgan Trust Company National Association and The Bank of New York) as Trustee, relating to the Designated Securities.
Maturity:
In the case of the 2021 Notes, March 1, 2021; and
in the case of the 2041 Notes, March 1, 2041.
Interest Rate:
In the case of the 2021 Notes, 4.3000%; and
in the case of the 2041 Notes, 5.375%.
Interest Payment Dates:
March 1 and September 1 of each year, beginning on September 1, 2011, in the case of all of the Designated Securities.
Redemption Provisions:
No mandatory redemption provisions.
The Company may, at its option, redeem the Designated Securities in whole at any time or in part from time to time at the redemption prices as described under the caption “Description of the Notes—Optional Redemption” in the Company’s preliminary prospectus supplement dated February 16, 2011 relating to the Designated Securities (the “Preliminary Prospectus Supplement”).
Change of Control Offer Provisions:
If a change of control triggering event occurs, the Company will be required, subject to certain conditions, to make an offer to repurchase the Designated Securities at a price equal to 101% of the principal amount of the Designated Securities, plus accrued and unpaid interest to the date of repurchase (all as described under the caption “Description of the Notes—Change of Control” in the Preliminary Prospectus Supplement).
Sinking Fund Provisions:
No sinking fund provisions.
Defeasance Provisions:

As set forth in the Indenture.
Closing Location for Delivery of Designated Securities:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Additional Closing Conditions:
No additional closing conditions.
Names and addresses of Representatives:
Designated Representatives:
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
One Bryant Park
New York, New York 10036
Address for Notices, etc.:
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attention: Registration Department
Phone: (866) 471-2526
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk
Fax: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
One Bryant Park
NY1-040-27-03
New York, New York 10036
Attention: High Grade Transaction Management/Legal
Fax: (212) 901-7881
     Applicable Time:
4:35 p.m. (New York City time), on February 16, 2011, in the case of all the Designated Securities
     List of Free Writing Prospectuses
Final Term Sheet, dated February 16, 2011 in the form agreed between the Company and the Representatives on the date hereof.
Other Terms:
None.

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